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                                                                  EXHIBIT (j)(1)


                      CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 33 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 11, 2000, relating to the financial statements and financial highlights of Van Kampen Life Investment Trust, which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Auditors" in such Statement of Additional Information.


/s/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois

November 28, 2000